EXHIBIT 23.1

Consent of McGladrey & Pullen, LLP,

Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Meta Financial Group, Inc.
Storm Lake, Iowa

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Meta Financial Group, Inc. of our report, dated January 7, 2008, relating to our audit of the consolidated financial statements which appear in the annual report on Form 10-K of Meta Financial Group, Inc. for the year ended September 30, 2007.

/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP

Des Moines, Iowa

June 11, 2008